Exhibit 99.10e

Established 1923

Anchin, Block & Anchin LLP

Accountants and Consultants

1375 Broadway

New York, New York  10018

(212) 840-3456

FAX (212) 840-7066

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the RSI Retirement Trust. Post-Effective Amendment No. 28 to the Registration Statement Under The Securities Act of 1933 and Amendment Number 30 to the Registration Statement Under the Investment Company Act of 1940 on Form N-1A of our report dated November 17, 2005, relating to the financial statements and financial highlights of the RSI Retirement Trust.  We also consent to the reference to us under the heading “Financial Highlights” in the Prospectus.

We also consent to the reference to our firm under the captions “Counsel and Independent Registered Public Accounting Firm” in the Prospectus.

 Anchin, Block & Anchin LLP

January 27, 2006

A member of	international

A world-wide organization of accounting firms and business advisors
e-mail: info@anchin.com
www.anchin.com